Exhibit 10.2

TOP IMAGE SYSTEMS LTD.

SENIOR SECURED NOTE

DUE March 31, 2019

$1,860,000	January 18, 2019

FOR VALUE RECEIVED, the undersigned, TOP IMAGE SYSTEMS LTD., a company limited by shares incorporated under the laws of the State of Israel (the “Borrower”), hereby promises to pay to HCP-FVE, LLC, a Delaware limited liability company (together with its registered assigns, the “Holder”), the principal sum of ONE MILLION EIGHT HUNDRED SIXTY THOUSAND DOLLARS ($1,860,000) on the Maturity Date, except as otherwise set forth herein or in the Note Purchase Agreement (as defined below), and with interest thereon from time to time as provided herein.

1.          Note Purchase Agreement.  This Note (this “Note”) is issued by the Borrower, on the date hereof, pursuant to the Note Purchase Agreement dated as of January 18, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), by and among the Borrower, the various guarantors from time to time party thereto, the Holder, the Collateral Agent, and the other Purchasers now and from time to time party thereto, and is subject to the terms thereof.  The Holder is entitled to the benefits of this Note and the Note Purchase Agreement, as the Note Purchase Agreement relates to this Note, and may enforce the agreements of the Borrower contained herein and therein and exercise the remedies provided for hereby and thereby or otherwise available in respect hereto and thereto.  This Note is secured by, among other things, one or more Collateral Documents described in the Note Purchase Agreement.  Capitalized terms used herein and not defined herein have the meanings ascribed to such terms in the Note Purchase Agreement.

2.          Interest.  The Borrower promises to pay interest on the sum of the principal amount of this Note (including any default interest added thereto pursuant to Section 3.1(b) of the Note Purchase Agreement) at the aggregate rate and in the manner and times set forth in the Note Purchase Agreement.

3.          Repayment; Prepayment.  The Borrower shall repay the outstanding principal amount of this Note as set forth in the Note Purchase Agreement.

4.          Amendment.  Amendments and modifications of this Note may be made only in the manner provided in the Note Purchase Agreement.

5.          Enforcement.  The Borrower shall pay all costs of enforcement of this Note to the extent and in the manner set forth in the Note Purchase Agreement.

6.          Remedies Cumulative.  No remedy conferred upon the Holder herein or in the Note Purchase Agreement or any other Note Document is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder, under the Note Purchase Agreement or under any other Note Document or now or hereafter existing at law or in equity or by statute or otherwise.

7.          Transfer.  This Note may be transferred or assigned, in whole or in part, by the Holder at any time subject to the limitations set forth in the Note Purchase Agreement and herein.  The term “Holder” as used herein shall also include any permitted transferee of this Note.

8.          Covenants Bind Successors and Assigns.  All the covenants, stipulations, promises, and agreements in this Note by or on behalf of the Borrower shall bind its successors and assigns, whether so expressed or not.

9.          Notices.  All notices, demands and other communications provided for or permitted hereunder shall be made in writing and in the manner set forth in Section 12.2 of the Note Purchase Agreement.

10.          GOVERNING LAW.  THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, CONSTRUED IN ACCORDANCE WITH, AND ENFORCED UNDER, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION.

11.          Severability.  In case any provision in or obligation under this Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdictions, shall not in any way be affected or impaired thereby.

12.          Waivers.  All Persons bound by this obligation, whether primarily or secondarily liable as principals, sureties, guarantors, endorsers or otherwise, hereby waive the benefits of all provisions of law for stay or delay or execution or sale of property or other satisfaction of judgment against any of them on account of liability hereon until judgment is obtained, executed and issued against any of them and in turn satisfied, and its right, if any, to require the Holder to hold as security for this Note any collateral deposited by any of said persons as security. Demand, presentment, protest, notice of protest, and notice of dishonor are hereby waived by all parties bound hereon.

13.          Headings.  The headings in this Note are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Borrower has caused this Note to be executed as of the date first written above.

TOP IMAGE SYSTEMS LTD. By: /s/ Brendan Reidy Name: Brendan Reidy Its: CEO